SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) December 24, 1997
                                                        -----------------




                              PUBLIC STORAGE, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)




         California                     1-8389                   95-3551121
         ----------                     ------                   ----------
(state or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                    Identification Number)




               701 Western Avenue, Glendale, California 91201-2397
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (818) 244-8080




                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events
         ------------

a.    HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS

                                                                                                    Page
                                                                                                References
ACQUIRED PROPERTIES:

         Report of Independent Auditors                                                                4

         Combined Statements of Revenues and Certain Operating Expenses for
              the years ended December 31, 1996, 1995 and 1994                                         5

         Notes to Combined Statements of Revenues and Certain Operating Expenses                   6 - 7

LARGO PROPERTY:

         Report of Independent Auditors                                                                8

         Statement of Revenues and Certain Operating Expenses for
              the year ended December 31, 1996                                                         9

         Notes to Statement of Revenues and Certain Operating Expenses                           10 - 11

ACQUIPORT PROPERTIES:

         Report of Independent Auditors                                                               12

         Combined Statement of Revenues and Certain Operating
              Expenses for the year ended December 31, 1996                                           13

         Notes to Combined Statement of Revenues and Certain Operating Expenses                  14 - 15

GUNSTON PROPERTY:

         Report of Independent Auditors                                                               16

         Statement of Revenues and Certain Operating
              Expenses for the year ended December 31, 1996                                           17

         Notes to Statement of Revenues and Certain Operating Expenses                           18 - 19

PROPOSED ACQUISITION PROPERTIES:

         Report of Independent Auditors                                                               20

         Combined Statement of Revenues and Certain Operating
              Expenses for the year ended December 31, 1996                                           21

         Notes to Combined Statement of Revenues and Certain Operating Expenses                  22 - 25

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:

         Pro Forma Consolidated Balance Sheet at September 30, 1997                                   26

         Notes to Pro Forma Consolidated Balance Sheet                                                27

         Pro Forma Consolidated Statements of Income:

              For the nine months ended September 30, 1997                                            28

              For the year ended December 31, 1996                                                    29

         Notes to Pro Forma Consolidated Statements of Income                                    30 - 33

                                       2

b.    ELECTION OF DIRECTOR                                                                            34


ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

EXHIBITS

         23.1  Consent of Independent Auditors.

         23.2  Consent of Independent Auditors.





                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------



To the Board of Directors
Public Storage, Inc.

We have audited the accompanying combined statements of rental revenues and certain operating expenses of the Acquired Properties (as defined in Note 1) ("Combined Statements") for each of the three years in the period ended December 31, 1996. The Combined Statements are the responsibility of management. Our responsibility is to express an opinion on the above mentioned combined statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Combined Statements presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Combined Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

In our opinion,  the Combined  Statements  referred to above present fairly the
combined  rental  revenue  and  certain  operating   expenses  of  the  Acquired
Properties for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                              ERNST & YOUNG LLP






Los Angeles, California
December 16, 1997


                             THE ACQUIRED PROPERTIES

      COMBINED STATEMENTS OF RENTAL REVENUES AND CERTAIN OPERATING EXPENSES

                                                                 Year Ended December 31,
                                           ---------------------------------------------------------------------
                                                    1996                   1995                   1994
                                           ---------------------------------------------------------------------

        Rental Revenues                       $     34,870,000       $     32,366,000       $     29,842,000

        Certain Operating Expenses                  11,550,000             11,163,000             10,463,000

                                           =====================================================================
        Excess Rental Revenues over
             Certain Operating Expenses       $     23,320,000       $     21,203,000       $     19,379,000
                                           =====================================================================


                             See accompanying notes.
                                        5

                             THE ACQUIRED PROPERTIES

 NOTES TO COMBINED STATEMENTS OF RENTAL REVENUES AND CERTAIN OPERATING EXPENSES


1.       BACKGROUND AND BASIS OF COMBINATIONS

               The accompanying combined statements of rental revenues and certain operating expenses include the results of operations for the years ended December 31, 1996, 1995 and 1994 for the 69 primarily self storage properties listed below, in which Public Storage, Inc. (the "Company") acquired a controlling interest during September and October 1997. All of the properties listed below were managed by and were the Company and were acquired from affiliates of the Company. They are prepared in order to comply with Rule 3.14 of regulation S-X of the Securities and Exchange Commission.

                  The properties acquired and covered by this report are composed of ("Acquired Properties"):

                    Property Location                      Property Location                      Property Location
                    -----------------                      -----------------                      -----------------
          Tucson, AZ                             Denver, CO (S. Tarmac Pkwy)            Chicago, IL (Pulaski Rd)
          Novato, CA                             Denver, CO (Sheridan Blvd.)            Morton Grove, IL
          Burbank, CA                            Bridgeport, CT                         Roselle, IL
          Dublin, CA                             Enfield, CT                            Schiller Park, IL (River Rd)
          Emeryville, CA                         Norwalk, CT                            Boston, MA
          Fremont, CA                            Washington, DC                         Hyde Park, MA
          Los Angeles, CA (La Cienega Blvd.)     Boca Raton, FL                         Randolph, MA
          Los Angeles, CA (Jefferson Blvd.)      Ft. Lauderdale, FL                     Baltimore, MD
          Los Angeles, CA (MLK Blvd.)            Marietta, GA (Austell Rd)              Odenton, MD
          Monterey, CA                           Marietta, GA (Cobb Pkwy)               Prince George's Co., MD
          N. Hollywood, CA                       Arlington Heights, IL (University Dr)  Madison Heights, MI
          Oakland, CA                            Bolingbrook, IL                        Warren, MI
          Pinole, CA                             Carol Stream, IL                       St. Louis, MO
          San Leandro, CA (Washington Ave.)      Chicago Heights, IL (Western Ave.)     Bridgewater, NJ
          San Leandro, CA (E. 14th St.)          Chicago, IL (Howard St.)               Mercer, NJ
          Santa Cruz, CA                         Chicago, IL (N. Broadway St.)          Woodside, NY
          So. San Francisco, CA                  Chicago, IL (N. West Hwy.)             Gresham, OR
          Stockton, CA                           Chicago, IL (N. Western Ave.)          Portland, OR
          Studio City, CA                        Chicago, IL (Wells St.)                Kent, WA
          Vallejo, CA                            Cicero, IL (Ogden Ave.)                Mountlake Terrace, WA
          Venice, CA                             Des Plains, IL                         Olympia, WA
          Ventura, CA                            Geneva, IL                             Seattle, WA
          Denver, CO (Leetsdale Dr.)             Justice, IL                            Milwaukee, WI


               The combined statements of rental revenues and certain operating expenses include only the accounts and activity of the Acquired Properties. Items which are not comparable to the proposed future operations of the properties have been excluded. Such items include interest expense, depreciation, amortization, environmental costs, and management fees charged by the Company to its affiliates.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Revenue Recognition:

               The Acquired Properties' leases are generally month to month and are accounted for as operating leases on the accrual method.

         Use of Estimates:

               The preparation of the combined statements of rental revenues and certain operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amounts of rental revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3.       RELATED PARTY TRANSACTIONS

               The Company was the property operator of the above facilities that have been acquired. The Company currently operates facilities for a fee which is equal to 6% of the gross revenues of the self-storage facilities and 5% of the gross revenues of the commercial facilities managed.

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
of Public Storage, Inc.

We have audited the accompanying statement of revenues and certain operating expenses of the Largo Property (as defined in Note 1) ("Statement") for the year ended December 31, 1996. The Statement is the responsibility of the property's management. Our responsibility is to express an opinion on the above mentioned statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

In our opinion, the Statement presents fairly the combined revenues and certain operating expenses of the Largo Property for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                             ERNST & YOUNG LLP




Los Angeles, California
October 9, 1997

                               THE LARGO PROPERTY

              STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1996





Rental revenues                                                  $   1,290,000

Certain operating expenses                                             320,000
                                                                 ---------------

Rental revenues in excess of certain operating expenses          $     970,000
                                                                 ===============







                             See accompanying notes.
                                        9

                               THE LARGO PROPERTY

          NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES


1.        BACKGROUND AND BASIS FOR PRESENTATION

               The accompanying statement of revenues and certain operating expenses includes the accounts of the Largo Property, located in Maryland and acquired by American Office Park Properties, Inc. ("AOPP"), a subsidiary of Public Storage, Inc. ("PSI") from an unaffiliated party in September 1997. The statement is prepared in order to comply with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission.

               The statement of revenue and certain operating expenses includes only the accounts and activity of the Largo Property. Items which are not comparable to the proposed future operations of the property have been excluded. Such items include mortgage interest, depreciation, amortization, management fees and miscellaneous income.

               An audited statement is being presented for the most recent fiscal year available instead of the three most recent years based on the following factor: The property was purchased from an unaffiliated party in September 1997. Based on the investigation of the property by AOPP, it is not aware of any material factors relating to the property that would cause this financial information not to be necessarily indicative of future operating results other than the factors specifically considered by AOPP as described below.

               In the decision to acquire the property, AOPP considered the competition from other commercial property owners, the location, the leases, the rental rates and the occupancy level of the property.

               AOPP has reviewed the expenses of the property, including salaries of on-site personnel, utilities, property taxes, supplies, insurance and repairs and maintenance. AOPP expects that operating expenses in the future will be consistent to those reported for 1996. AOPP expects to be able to pass inflationary operating expense increases in future periods through to its tenants.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Revenues Recognition

               The Largo Property' leases are accounted for as operating leases. Minimum rent revenues are recognized on a straight-line basis over the respective lease term. Recoveries from tenants, which include an administrative fee, are recognized as income in the period the applicable costs are accrued. The difference between the rental income recognized on a straight-line basis and the amount collected on a cash basis is not material for any of the periods presented.

          Use of Estimates

               The preparation of the combined statement of revenues and certain operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

3.        PROPERTY RENTALS

          Future minimum rental revenues under non-cancelable leases as of December 31, 1996 are as follows:

          1997   ................................  $   745,000
          1998   ................................      624,000
          1999   ................................      297,000
          2000   ................................      242,000
          2001   ................................      242,000
          Thereafter   ..........................      214,000
                                                    ----------
                                                   $ 2,364,000

                         REPORT OF INDEPENDENT AUDITORS



To The Board of Directors and Shareholder of
Acquiport Two Corporation and
Acquiport Three Corporation

We have audited the accompanying combined statement of revenues and certain operating expenses of the Acquiport Properties owned by Acquiport Two Corporation and Acquiport Three Corporation (as defined in Note 1) for the year ended December 31, 1996. The Combined Summary is the responsibility of the Company's management. Our responsibility is to express an opinion on the combined statement of revenues and certain operating expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

In our opinion, the combined statement of revenues and certain operating expenses presents fairly the combined revenues and certain operating expenses of the Acquiport Properties owned by Acquiport Two Corporation and Acquiport Three Corporation (as defined in Note 1) for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                          KPMG PEAT MARWICK LLP





Atlanta, Georgia
February 14, 1997

                          ACQUIPORT PROPERTIES OWNED BY
                          ACQUIPORT TWO CORPORATION AND
                           ACQUIPORT THREE CORPORATION

          COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1996





Rental revenues                                               $    14,579,000

Certain operating expenses                                          3,350,000
                                                              ---------------

   Excess rental revenues over certain operating expenses     $    11,229,000
                                                              ===============




                           See accompanying notes.
                                       13

                          ACQUIPORT PROPERTIES OWNED BY
                          ACQUIPORT TWO CORPORATION AND
                           ACQUIPORT THREE CORPORATION

     NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES


1.       BACKGROUND AND BASIS FOR COMBINATION

         The accompanying combined statement of revenues and certain operating expenses includes the accounts of certain of the industrial, office and retail real estate assets ("Acquiport Properties") acquired by American Office Park Properties, Inc. ("AOPP"), a subsidiary of Public Storage, Inc. ("PSI") from Acquiport Two Corporation (a wholly-owned subsidiary of a state pension fund) and Acquiport Three Corporation (a wholly-owned subsidiary of a state pension fund) in December 1997. The statement is prepared in order to comply with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission.

         The Acquiport Properties are composed of:

         Laguna Hills Commerce Center                Laguna Hills, CA
         Lake Forest Commerce Center                 Lake Forest, CA
         Parkway Commerce Center                     Hayward, CA
         Canada Business Center                      Lake Forest, CA
         Cerritos Industrial Center                  Cerritos, CA
         Buena Park                                  Buena Park, CA

         The combined statement of revenues and certain operating expenses includes only the accounts and activity of the Acquiport Properties. Items which are not comparable to the proposed future operations of the Acquiport Properties have been excluded. Such items include mortgage interest, depreciation, management fees and interest income.

         An audited statement is being presented for the most recent fiscal year available instead of the three most recent years based on the following factor: The Acquiport Properties were acquired from an unaffiliated party. Based on the investigation of the Acquiport Properties by AOPP, the Company is not aware of any material factors relating to the Acquiport Properties that would cause this financial information not to be necessarily indicative of future operating results other than the factors specifically considered by AOPP as described below.

         In the decision to acquire the Acquiport Properties, AOPP considered the competition from other commercial property owners, the location, the leases, the rental rates and the occupancy level of the properties.

         AOPP has reviewed the expenses of the Acquiport Properties, including salaries of on-site personnel, utilities, property taxes, supplies, insurance and repairs and maintenance. AOPP expects that property tax expenses will be approximately $380,000 (unaudited) higher in the future than amounts included in operating expenses for the year ended December 31, 1996. AOPP expects to be able to pass inflationary operating expense increases in future periods through to its tenants through expense recoveries.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Revenues Recognition

         The Acquiport Properties' leases are accounted for as operating leases. Minimum rent revenues are recognized on a method which approximates straight-line basis over the respective lease term. Recoveries from tenants, which include an administrative fee, are recognized as income in the period the applicable costs are accrued.

         Allowance for Uncollectible Accounts

         Management periodically evaluates amounts billed to tenants and accrued recoveries from tenants and adjusts the allowance for doubtful accounts to reflect the amounts estimated to be uncollectible. Amounts determined to be uncollectible are included in operating expenses.

         Use of Estimates

         The preparation of the combined statement of revenues and certain operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting periods.
         Actual results could differ from those estimates.

3.       PROPERTY RENTALS

         Future minimum rental revenues under non-cancelable leases as of December 31, 1996 are as follows:

             1997   ....................................  $    12,288,000
             1998   ....................................        8,213,000
             1999   ....................................        5,483,000
             2000   ....................................        3,534,000
             2001   ....................................        1,541,000
             Thereafter   ..............................          355,000
                                                          ---------------
                                                           $   31,414,000
                                                          ===============

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors
of Public Storage, Inc.

We have audited the accompanying statement of revenues and certain operating expenses of the Gunston Property (as defined in Note 1) ("Statement") for the year ended December 31, 1996. The Statement is the responsibility of the property's management. Our responsibility is to express an opinion on the above mentioned statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

In our opinion, the Statement presents fairly the revenues and certain operating expenses of the Gunston Property for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                              ERNST & YOUNG LLP






Los Angeles, California
November 10, 1997

                              THE GUNSTON PROPERTY

              Statement of Revenues and Certain Operating Expenses

                           Year ended December 31,1996




Rental revenues                                          $    2,071,000
Certain operating expenses                                     (325,000)
Interest expense                                             (1,009,000)
                                                         ---------------
Rental revenues in excess of certain operating and
     interest expenses                                   $      737,000
                                                         ===============




                             See accompanying notes.

                              THE GUNSTON PROPERTY

          NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES


1.        BACKGROUND AND BASIS FOR PRESENTATION

                            The accompanying statement of revenues and certain operating expenses includes the accounts of the Gunston Property, located in Virginia and proposed to be acquired by American Office Park Properties, Inc. ("AOPP"), a subsidiary of Public Storage, Inc. ("PSI"). The statement is prepared in order to comply with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission.

                            The statement of revenue and certain operating expenses includes only the accounts and activity of the Gunston Property. Items which are not comparable to the proposed future operations of the property have been excluded. Such items include depreciation, amortization, management fees and miscellaneous income.

                  An audited statement is being presented for the most recent fiscal year available instead of the three most recent years based on the following factor: The property is a proposed acquisition from an unaffiliated party. Based on the investigation of the property by AOPP, the Company is not aware of any material factors relating to the property that would cause this financial information not to be necessarily indicative of future operating results other than the factors specifically considered by AOPP as described below.

                  In the decision to acquire the property, AOPP considered the competition from other commercial property owners, the location, the leases, the rental rates and the occupancy level of the property.

                  AOPP has reviewed the expenses of the property, including salaries of on-site personnel, utilities, property taxes, supplies, insurance and repairs and maintenance. AOPP expects that certain expenses will be approximately $200,000 (unaudited) per annum higher in the future than amounts incurred under the 1996 ownership structure of the prior owner. AOPP expects to be able to pass inflationary operating expense increases in future periods through to its tenants through expense recoveries.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Revenues Recognition

                            The Gunston Property leases are accounted for as operating leases. Minimum rent revenues are recognized on a straight-line basis over the respective lease term. Recoveries from tenants, which include an administrative fee, are recognized as income in the period the applicable costs are accrued. The difference between the rental income recognized on a straight-line basis and the amount collected on a cash basis is not material for any of the periods presented.

          Use of Estimates

                            The preparation of the combined statement of revenues and certain operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

3.        MORTGAGE DEBT

                            The property provides collateral for a mortgage note with an approximate outstanding balance at December 31, 1996 of $12,752,000. The mortgage note bears interest at 7.625% and is due May 2004.


4.        PROPERTY RENTALS

          Future minimum rental revenues under non-cancelable leases as of December 31, 1996 are as follows:

           1997   ....................................  $     1,818,000
           1998   ....................................        1,827,000
           1999   ....................................        1,742,000
           2000   ....................................        1,149,000
           2001   ....................................        1,110,000
           Thereafter   ..............................          910,000
                                                        ---------------
                                                         $    8,556,000
                                                        ===============

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors
of Public Storage, Inc.

We have audited the accompanying combined statement of revenues and certain operating expenses of the Proposed Acquisition Properties (as defined in Note 1) ("Combined Statement") for the year ended December 31, 1996. The Combined Statement is the responsibility of the property's management. Our responsibility is to express an opinion on the above mentioned statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Combined Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

In our opinion, the Combined Statement presents fairly the combined revenues and certain operating expenses of the Proposed Acquisition Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                              ERNST & YOUNG LLP







Los Angeles, California
December 19, 1997

                         PROPOSED ACQUISITION PROPERTIES

          COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1996




Rental revenues                                             $       3,584,000
Certain operating expenses                                         (1,044,000)
Interest expense                                                     (937,000)
                                                            -------------------
Rental revenues in excess of certain operating and
     interest expenses                                      $       1,603,000
                                                            ===================


                             See accompanying notes.
                                       21

                         PROPOSED ACQUISTION PROPERTIES

     NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES


1.        BACKGROUND AND BASIS FOR PRESENTATION

                            The accompanying combined statement of revenues and certain operating expenses includes the accounts of two properties located in Virginia (collectively "Proposed Acquisition Properties") and proposed to be acquired by American Office Park Properties, Inc. ("AOPP"), a subsidiary of Public Storage, Inc ("PSI"). The properties are owned by different owners but have a common property manager. The statement is prepared in order to comply with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission.

                            The combined statement of revenue and certain operating expenses includes only the accounts and activity of the Proposed Acquisition Properties. Items which are not comparable to the proposed future operations of the properties have been excluded. Such items include depreciation, amortization, management fees and miscellaneous income.

                  An audited statement is being presented for the most recent fiscal year available instead of the three most recent years based on the following factor: The properties are proposed acquisitions from unaffiliated parties. Based on the investigation of the property by AOPP, the Company is not aware of any material factors relating to the properties that would cause this financial information not to be necessarily indicative of future operating results other than the factors specifically considered by AOPP as described below.

                  In the decision to acquire the properties, AOPP considered the competition from other commercial property owners, the location, the leases, the rental rates and the occupancy level of the properties.

                  AOPP has reviewed the expenses of the property, including salaries of on-site personnel, utilities, property taxes, supplies, insurance and repairs and maintenance. AOPP expects that certain operating expenses, will be approximately $190,000 (unaudited) higher in the future than amounts reported for 1996. AOPP expects to be able to pass inflationary operating expense increases in future periods through to its tenants through expense recoveries.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Revenues Recognition

                            The Proposed Acquisition Properties leases are accounted for as operating leases. Minimum rent revenues are recognized on a straight-line basis over the respective lease term. Recoveries from tenants, which include an administrative fee, are recognized as income in the period the applicable costs are accrued. The difference between the rental income recognized on a straight-line basis and the amount collected on a cash basis is not material for any of the periods presented.

          Use of Estimates

                            The preparation of the combined statement of revenues and certain operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

3.        MORTGAGE DEBT

                            The two properties provide collateral for mortgage notes. The notes have an aggregate outstanding balance of approximately $14,814,000 at December 31, 1996. The notes bear interest at rates ranging from 7.125% to 8.125% (7.50% weighted average interest rate). The loans mature in July 2005 and May 2006.

4.        PROPERTY RENTALS

          Future minimum rental revenues under non-cancelable leases as of December 31, 1996 are as follows:

       1997   ....................................  $     2,755,000
       1998   ....................................        2,633,000
       1999   ....................................        2,201,000
       2000   ....................................        2,117,000
       2001   ....................................        1,751,000
       Thereafter   ..............................        2,195,000
                                                    ---------------
                                                     $   13,652,000
                                                    ===============

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     During 1997, Public Storage, Inc. ("PSI") acquired real estate facilities which in the aggregate are significant to PSI's financial statements. The following unaudited pro forma consolidated financial statements were prepared to reflect the impact of these acquisitions on PSI's consolidated financial statements which include the following.

     Property acquisitions from affiliated entities:

     * In September 1997, PSI acquired limited partnership interests in an affiliated partnership for approximately $57 million in cash. The acquisition of this interest combined with PSI's pre-existing ownership interest, increased PSI's ownership in the partnership in excess of 50%. Due to PSI's acquired controlling interest in the partnership, PSI began to include the partnership in its consolidated financial statements. The partnership owns 35 self-storage facilities and one commercial property managed by PSI and a majority owned subsidiary of PSI (American Office Park Properties, Inc. or "AOPP"), respectively.

     * In October 1997, PSI acquired all of the limited partnership interests in ten affiliated partnerships for approximately $29.7 million in cash. As a result of the acquisition, combined with PSI's existing co-general partnership interest, PSI gained a controlling interest in the partnerships and will include the partnerships in its consolidated financial statements. The partnerships collectively own ten self-storage facilities managed by PSI.

     * In April 1997 and November 1997, PSI acquired limited partnership interests in two affiliated partnerships for an aggregate cost of approximately $40.7 million in cash. The partnerships jointly own 24 self-storage facilities and 2 commercial properties. The acquisition of these interests combined with PSI's pre-existing ownership interest, increased PSI's ownership in each of these partnerships in excess of 50%. Due to PSI's acquired controlling interest in the partnerships, PSI will begin to include the partnerships in its consolidated financial statements.

     Acquisitions from third parties:

     * In September 1997, AOPP acquired one commercial property (the "Largo Property") from an unaffiliated third party for an aggregate cost of $10,374,000, consisting of cash of $10,050,000 and the issuance of 12,000 limited partnership units having a value of $324,000.

     * In December 1997, AOPP reached agreements in principle to acquire three commercial properties (the "Gunston Property" and "Proposed Acquisitions") from unaffiliated third parties for an aggregate cost of $54,338,000, consisting of cash totaling $19,900,000, the issuance of 279,200 limited partnership units having a value of $7,538,000 and the assumption of $26,900,000 of mortgage debt.

     * On December 24, 1997, AOPP completed a transaction under which it issued 4,482,852 shares of its common stock ($118,655,000) to a subsidiary of a state pension fund, and the subsidiary of the state pension fund, through a merger and contribution, transferred to AOPP six commercial properties and $1,000,000 cash. AOPP incurred approximately $3,300,000 in transaction costs. As a result of the transaction, AOPP acquired six commercial properties (the "Acquiport Properties").

Separate historical financial statements for the properties acquired from affiliated entities (the "Acquired Properties"), the Largo Property, the Gunston Property, the Proposed Acquisitions, and the Acquiport Properties are located elsewhere in this Form 8-K.

In addition to adjustments to reflect impact of the aforementioned property acquisitions, pro forma adjustments were made to reflect certain business combinations which were completed during fiscal 1997, including:

     * In April 1997, the PSI completed merger transactions with Public Storage Properties XIV, Inc. ("PSP XIV") and Public Storage Properties XV, Inc. ("PSP XV") whereby PSI acquired all of the outstanding shares of each entity for an aggregate cost of approximately $120.4 million, consisting of the issuance of approximately 2,231,000 shares of PSI common stock ($64.2 million valuation), approximately $18.0 million in cash and $38.2 million bookvalue of PSI's existing investment in these entities.

     *    In June  1997,  the PSI  completed  merger  transactions  with  Public
          Storage Properties XVI, Inc. ("PSP XVI"), Public Storage Properties XVII, Inc. ("PSP XVII"), Public Storage Properties XVIII, Inc. ("PSP XVIII"), and Public Storage Properties XIX, Inc. ("PSP XIX") whereby PSI acquired all of the outstanding shares of each entity for an aggregate cost of approximately $284.6 million, consisting of the issuance of approximately 5,450,000 shares of PSI common stock ($147.8 million valuation) , approximately $50.8 million in cash and $86.0 million bookvalue of PSI's existing investment in these entities.

The pro forma consolidated balance sheet at September 30, 1997 has been prepared to reflect (i) the property acquisitions which occurred subsequent to September 30, 1997 and (ii) the proposed acquisitions of the real estate facilities.

The pro  forma  consolidated  statement  of  income  for the nine  months  ended
September 30, 1997 and the year ended December 31, 1996 have been prepared assuming (i) property acquisitions and proposed property acquisitions and (ii) the business combinations, as if all such transactions were completed at the beginning 1996.

The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that PSI believes are reasonable in the circumstances. The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of PSI and do not purport to represent what PSI's results of operations would actually have been if the transactions in fact had occurred at the beginning of the respective periods or to project PSI's results of operations for any future date or period.


                              PUBLIC STORAGE, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1997
                                   (Unaudited)


                                                                                 Pro forma Adjustments
                                                                            -------------------------------
                                                                            Acquisition of     Mergers with
                                                                              real estate       Affiliated
                                                               PSI            facilities         Entities           PSI
                        ASSETS                             (Historical)        (Note 1)          (Note 2)       (Pro Forma)
                                                        ----------------    ----------------   --------------   ------------
                                                             (Amounts in thousands, except share and per share amounts)

Cash and cash equivalents                               $      90,763      $       (70,900)   $         -     $      20,563
Investments in real estate entities                           231,962              (44,131)             -           187,831
Real estate facilities, net of accumulated                  2,496,541              291,263              -         2,761,665
   depreciation
Construction in process                                        51,358                    -              -            51,358
Intangible assets, net                                        215,272                    -              -           215,272
Other assets                                                   68,631                    -              -            68,631
                                                        ----------------    ----------------   --------------   ------------
     Total assets                                       $   3,154,527      $       176,232    $         -     $   3,305,320
                                                        ================    ================   ==============   ============

         LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable                                           $     100,349      $        26,900    $         -     $     127,249
Accrued and other liabilities                                  71,664                    -              -            71,664
Minority interest                                             190,695              149,332              -           314,588
Shareholders' equity:
   Preferred Stock, $0.01 par value, 50,000,000 shares
     authorized,  13,313,009 shares outstanding               923,484                    -              -           923,484
   Common stock, $0.10 par value, 200,000,000
     shares authorized:
     Common Stock (102,991,059 issued and outstanding)        10,299                     -              -            10,299
     Class B (7,000,000 issued and outstanding)                  700                     -              -               700
   Paid-in capital                                         1,847,745                     -              -         1,847,745
   Cumulative net income                                     529,537                     -              -           529,537
   Cumulative distribution paid                             (519,946)                    -              -          (519,946)
                                                        ----------------    ----------------   --------------   ------------
   Total shareholders' equity                               2,791,819                    -               -        2,791,819
                                                        ----------------    ----------------   --------------   ------------
   Total liabilities and shareholders' equity           $   3,154,527      $       150,793    $          -    $   3,305,320
                                                        ================    ================   ==============   ============

Book value per Common Share                             $       17.43                                         $       17.43
                                                        ==============                                        =============



         See Accompanying Notes to Pro Forma Consolidated Balance Sheet.

                              PUBLIC STORAGE, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1997
                                   (Unaudited)




1.   Acquisition of real estate facilities:
     -------------------------------------

     Subsequent to September 30, 1997, PSI and AOPP (a majority owned subsidiary of PSI), completed several acquisitions of real estate facilities and had agreements in principle to acquire several other real estate facilities.

     The following table summarizes the acquisitions and proposed acquisitions which have not been reflected in the September 30, 1997 historical balance sheet of PSI:

                                                                                                 Proposed
                                              Acquired          Gunston         Acquiport       Acquisition
                                             Properties        Property        Properties       Properties          Total
                                            -----------       -----------      -----------     -------------      -----------
                                                                         (Amounts in thousands)


          Cost of Real estate facilities    $  118,270         $  21,187         $118,655          $33,151       $  291,263
                                            ===========       ===========      ===========     =============     ============

          Consideration:
               Cash                         $   48,700        $    1,700       $    2,300        $  18,200       $   70,900
               Existing investment              44,131                 -                -                -           44,131
               Assumption of debt                    -            12,165                -           14,735           26,900
               Minority interest                25,439             7,322          116,355              216          149,332
                                            -----------       -----------      -----------     -------------      -----------
                                            $  118,270         $  21,187         $118,655          $33,151       $  291,263
                                            ===========       ===========      ===========     =============     ============

     The  following  pro forma  adjustments  have been made to reflect the above property  acquisitions  and  proposed  property  acquisitions  as  if  such acquisitions were consummated on September 30, 1997:
                                                                                (in 000's)
                                                                                -----------
     *   Real estate facilities has been adjusted to reflect the acquisition cost of the properties acquired and proposed to be acquired............$  291,263
                                                                                ==========

     *   Cash and cash equivalents has been decreased to reflect the cash portion of the proposed acquisition cost...............................$  (70,900)
                                                                                ===========


     *   Investments in real estate entities has been adjusted to reflect
         the reclassification to real estate ...................................$   44,131
                                                                                ==========

     *   Notes  payable has been  increased  to reflect the  principal balance of related notes expected to be assumed by PSI in
         connection with the proposed acquisitions of properties................$   26,900
                                                                                ==========

     *   Minority  interest has been increased to reflect the issuance of equity (limited partnership units and common stock) of AOPP in connection with the acquisition and proposed acquisition of properties.............................................................$  149,332
                                                                                ==========


2.   Merger Pro Forma Adjustments
     ----------------------------

     The impact to the historical consolidated balance sheet for each of the business combination transactions with PSP XIV, PSP XV, PSPXVI, PSP XVII, PSP XVIII, and PSP XIX are reflected in the historical amounts, accordingly, no pro forma adjustments have been made.


                              PUBLIC STORAGE, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 1997
                                   (Unaudited)


                                                                      Pro Forma Adjustments
                                                                 ---------------------------
                                                                 Acquisition of
                                                                  real estate           REIT
                                                    PSI            facilities         Mergers             PSI
                                                (Historical)         Note 1            Note 2         (Pro forma)
                                               -------------     -------------     -------------     -------------
                                                        (Amounts in thousands, except per share amounts)
REVENUES:
   Rental Income:
      Self-storage facilities                  $    274,161      $      27,984     $    21,302    $    323,447
      Commercial properties                          27,694             17,058           4,490          49,242
      Portable self-storage                           4,140                  -               -           4,140
   Equity in earnings of real estate                 14,681             (3,603)         (3,662)          7,416
   entities
   Facility management fees                           8,298             (1,713)         (1,503)          5,082
   Interest and other Income                          7,651                  -               -           7,651
                                               -------------     -------------     -------------   -------------
                                                    336,625             39,745          20,627         396,997
                                               -------------     -------------     -------------   -------------
EXPENSES:
   Cost of operations:
      Self-storage facilities                        82,746              9,162           7,974          99,882
      Commercial properties                          11,034              4,304           2,069          17,407
      Portable self-storage                          25,325                  -               -          25,325
   Cost of managing facilities                        1,294               (428)           (234)            631
   Depreciation and amortization                     64,375              9,009           4,932          78,316
   General and administrative                         5,205                  -               -           5,205
   Interest expense                                   5,821              1,549               -           7,370
                                               -------------     -------------     -------------   -------------
                                                    195,800             23,596          14,741         234,136
                                               -------------     -------------     -------------   -------------
   Income before minority interest in
    income                                          140,825             16,149           5,887         162,861
   Minority interest in income                       (7,708)            (9,808)              -         (17,516)
   Net Income                                  $    133,117      $       6,341     $     5,887    $    145,345
                                               =============     =============     =============   =============

   Net income allocable to preferred
     shareholders                              $     68,134      $       8,000     $         -    $     76,134
   Net income allocable to Common Stock
     shareholders                                    64,983             (1,659)          5,887          69,211
                                               -------------     -------------     -------------   -------------
       Net Income                              $    133,117      $       6,341     $     5,887    $    145,345
                                               =============     =============     =============   =============

   PER SHARE OF COMMON STOCK:
   Net Income                                  $       0.67           N/A                  N/A    $      0.67
                                               =============     =============     =============   =============
   Weighted Average Shares                           97,154                   -          5,887        102,759
                                               =============     =============     =============   =============


     See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                              PUBLIC STORAGE, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1996
                                   (Unaudited)


                                                                            Pro Forma Adjustments
                                                                      ------------------------------
                                                                      Acquisition of
                                                                        real estate              REIT
                                                          PSI           facilities             Mergers          PSI
                                                      (Historical)        Note 1                Note 2      (Pro forma)
                                                     -------------     -------------        -------------  -------------
                                                               (Amounts in thousands, except per share amounts)
        REVENUES:
           Rental Income:
              Self-storage facilities                 $    270,429    $      34,464      $       48,762    $    353,655
              Commercial properties                         23,576           21,930               9,982          55,488
              Portable self-storage                            421                -                   -             421
           Equity in earnings of real estate                22,121           (3,042)             (8,032)         11,047
           entities
           Facility management fees                         14,428           (2,088)             (3,425)          8,915
           Interest and other Income                         7,976                -                 123           8,099
                                                     -------------     -------------        -------------  -------------
                                                           338,951           51,264              47,410         437,625
                                                     -------------     -------------        -------------  -------------
        EXPENSES:
           Cost of operations:
              Self-storage facilities                       82,494           11,892              18,066         112,452
              Commercial properties                         10,750            5,757               4,014          20,521
              Portable self-storage                          1,247                -                   -           1,247
           Cost of managing facilities                       2,575             (522)               (611)          1,442
           Depreciation and amortization                    64,967           12,010              11,581          88,558
           General and administrative                        5,524                -                   -           5,524
           Interest expense                                  8,482            1,946                   -          10,428
                                                     -------------     -------------        -------------  -------------
                                                           176,039           31,083              33,050         240,172
                                                     -------------     -------------        -------------  -------------
           Income before minority interest in
             income                                        162,912           20,180              14,360        197,453
           Minority interest in income                      (9,363)         (12,139)                  -        (21,502)
                                                     -------------     -------------        -------------  -------------
           Net Income                                 $    153,549    $       8,042      $       14,360     $   175,951
                                                     =============     =============        =============  =============


           Net income allocable to preferred
             shareholders                             $     68,599    $      12,000      $            -     $    80,599

           Net income allocable to Common Stock
             shareholders                                   84,950           (3,958)             14,360          95,352
                                                     -------------     -------------        -------------  -------------
               Net Income                             $    153,549    $       8,042      $       14,360     $   175,951
                                                     =============     =============        =============  =============
           Per share of Common Stock:
           Net Income                                 $       1.10             N/A                  N/A     $      1.06
                                                     =============     =============        =============  =============
           Weighted Average Shares                          77,358                -              12,281          89,639
                                                     =============     =============        =============  =============

     See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                                                  PUBLIC STORAGE, INC.
                                        NOTES TO PRO FORMA STATEMENTS OF INCOME
                                                      (Unaudited)

1.  Acquisition of real estate facilities
    -------------------------------------

     *    In September  through  November  1997,  PSI  acquired 69  self-storage facilities and 3 commercial properties by gaining control and acquiring the majority interest in several affiliated limited partnerships. These properties are collectively referred to as the "Acquired Properties."

     * In September 1997, AOPP acquired one commercial property (the "Largo Property") from an unaffiliated third party for an aggregate cost of $10,374,000. On December 24, 1997, AOPP completed a transaction under which it issued 4,482,852 shares of its common stock ($118,655,000) to a subsidiary of a state pension fund, and the subsidiary of the state pension fund, through a merger and contribution, transferred to AOPP six commercial properties and $1,000,000 cash.

     * In December 1997, AOPP reached agreements in principle to acquire three commercial properties (the "Gunston Property" and "Proposed Acquisitions") from unaffiliated third parties for an aggregate cost of $54,338,000.


     The following pro forma adjustments have been made to the pro forma consolidated statements of income to reflect the above property acquisitions and proposed acquisitions as if the transactions were completed as of January 1, 1996.

                                                                              Nine Months Ended          Year Ended
                                                                              September 30, 1997      December 31, 1996
                                                                              ------------------      -----------------
                                                                                             (in 000's)

    *    Rental income -  self-storage  facilities has been increased to
         reflect  to  pro  forma  rental   income  of  the   self-storage
         properties acquired from Acquired
         Properties............................................................. $   27,984              $   34,464
                                                                                   =========               =========

    *    Rental  income - commercial  properties  has been  increased to reflect the pro forma  rental  income of the  properties,  as if these  facilities were owned by PSI throughout the entire period presented:
         * Rental  income  for the  entire  period  base  properties'
           historical operations:
              Acquired Properties .............................................. $      308              $      406
              Largo property....................................................        952                   1,290
              Acquiport  properties.............................................     11,107                  14,579
              Gunston property..................................................      1,698                   2,071
              Proposed Acquisitions.............................................      2,993                   3,584
                                                                                  ----------             -----------
                                                                                 $   17,058              $   21,930
                                                                                  =========               ==========

    *    Prior to acquiring the Acquired  Properties,  PSI accounted for its existing  investment  in these  properties  using the equity method.  Accordingly,  a pro forma  adjustment  has been made to
         "Equity in earnings of real estate  entities" to  eliminate  the historical earnings recognized from the
         partnerships owning the properties..................................... $   (3,603)             $   (3,042)
                                                                                   =========               =========


                                                                              Nine Months Ended          Year Ended
                                                                              September 30, 1997      December 31, 1996
                                                                              ------------------      -----------------
                                                                                             (in 000's)

    *    Facility  management  fees has been  decreased  to reflect  the elimination of the historical  management  fees  recognized with respect  to  the  Acquired  Properties  which  as  a  result  of
         acquiring the properties will no longer be recognized..................  $   (1,713)             $   (2,088)
                                                                                   =========               =========

    *    Cost of operations - self-storage facilities has
         been increased to reflect
         * pro forma cost of operations of the
           self-storage properties acquired from the
           Acquired Properties..................................................  $    8,734              $   11,370
         * estimated additional management costs
           expected to be incurred..............................................         428                     522
                                                                                  ----------              ----------
                                                                                  $    9,162              $   11,892
                                                                                  ==========              ==========

    *    Cost of  operations  - has been  increased  to reflect  the pro forma cost of  operations of these  properties,  as if they were owned by AOPP throughout the entire period presented:
         *  Cost of operations  for the entire period base  properties'
            historical operations:
               Acquired Properties..............................................  $      120              $      180
               Largo............................................................         230                     320
               Acquiport Properties.............................................       2,541                   3,350
               Gunston Property.................................................         173                     325
               Proposed Acquisitions............................................         821                   1,044
         *  Plus:  Pro forma adjustment to reflect
            additional estimated personnel cost to manage
            the facilities and property taxes...................................         419                     538
                                                                                  ----------              ----------
                                                                                  $    4,304              $    5,757
                                                                                   =========               =========

     *   Cost of facility  management  has been decreased to reflect the reduction in management  expense  corresponding to the reduction
         in facility management fee revenue.....................................  $     (428)             $     (522)
                                                                                   ==========              ==========

     *   Depreciation has been increased to reflect
         depreciation expense for each of the periods...........................  $    9,009              $   12,010
                                                                                   =========               =========

     *   Interest  expense has been  increased to reflect the historical interest expense for each of the periods  presented with respect
         to the assumption of mortgage notes payable ...........................  $    1,549               $   1,946
                                                                                   =========                ========

     *    Minority  interest in income has been  increased to reflect the incremental  earnings of the real estate acquisitions  allocated
          to interests in the properties not owned by PSI.......................  $   (9,808)             $  (12,139)
                                                                                  ==========              ==========

                                                                              Nine Months Ended          Year Ended
                                                                              September 30, 1997      December 31, 1996
                                                                              ------------------      -----------------
                                                                                             (in 000's)

     *   In August  1997,  PSI  issued  approximately  $150  million  of preferred  stock  having a fixed  dividend  coupon  of  8.0%.  A portion  of the net  proceeds  were  used to  finance  the  cash portion of the acquisition cost of the real estate properties. A pro  forma  adjustment  has been  made to  increase  the  income
         allocation  to  the  preferred   shareholders   to  reflect  the
         incremental cost of capital to financing the cash portion of
         the acquisition ....................................................... $    8,000              $   12,000
                                                                                  ==========              ==========

2.  REIT Mergers
    ------------

     During April 1997 and June 1997, PSI completed merger transactions with five affiliated REITs (collectively the "PSP REITs"). The following pro forma adjustments have been made assuming the merger transactions with the PSP REITs were completed at the beginning of the year ended December 31, 1996:

                                                                              Nine Months Ended          Year Ended
                                                                              September 30, 1997      December 31, 1996
                                                                              ------------------      -----------------
                                                                                             (in 000's)

   *     A pro forma  adjustment  has been made to reflect the PSP REITs historical  rental  income  -  self-storage  facilities  for the
         period prior to the merging with PSI................................... $     21,302          $    48,762
                                                                                  ============          ===========
    *    A pro forma adjustment has been made to
         reflect the PSP REITs historical rental income
         - commercial properties for the period prior to
         the merging with PSI................................................... $      4,490          $     9,982
                                                                                  ============          ===========

    *    Prior to  merging  into PSI,  PSI  accounted  for its  existing investment in the PSP REITs using the equity method. A pro forma adjustment has been made to eliminate the historical earnings
         with respect to the PSP REITs.......................................... $     (3,662)         $    (8,032)
                                                                                  ============          ===========

    *    Facility  management  fees has been  decreased  to reflect  the elimination  the  historical  management  fees  recognized  with respect  to  the  Acquired  Properties  which  as  a  result  of
         acquiring the properties will no longer be recognized.................. $     (1,503)           $  (3,425)
                                                                                   ===========             ========

    *    A pro forma adjustment has been made to
         reflect the PSP REITs historical interest and
         other income........................................................... $          -          $       123
                                                                                  ============          ===========


                                                                              Nine Months Ended          Year Ended
                                                                              September 30, 1997      December 31, 1996
                                                                              ------------------      -----------------
                                                                                             (in 000's)

    *    A pro forma  adjustment  has been made to reflect the PSP REITs historical cost of operations - self-storage facilities for the
         period prior to the merging with PSI................................... $      7,974          $    18,066
                                                                                  ============          ===========

    *    A pro forma  adjustment  has been made to reflect the PSP REITs historical cost of operations - commercial properties for the
         period prior to the merging with PSI................................... $      2,069          $     4,014
                                                                                  ============          ===========

    *    Cost of facility  management  has been decreased to reflect the reduction in management  expense  corresponding to the reduction
         in facility management fee revenue..................................... $       (234)         $      (611)
                                                                                   ============          ===========

    *    Depreciation  and amortization was increased to reflect the pro form  depreciation  expense  with  respect  to the  real  estate facilities acquired (less amounts reflected in the historical
         amounts)............................................................... $      4,932          $    11,581
                                                                                   ============          ===========

    *    In addition to cash, PSI issued approximately  7,681,000 common shares as part of the acquisition  cost of the PSP REIT mergers.
         In addition, to fund the cash portion of the costs, PSI issued in
         March 1997, 4,600,000 shares of common stock raising net proceeds of approximately $126 million. Weighted average common share outstanding has been increased as follows:
         * Weighed average common share issued in
           the PSP REIT mergers as if shares were
           outstanding for the entire period....................................        7,681                7,681

         * Weighted average common shares issued to
           finance the cash portion of the merger cost..........................        4,600                4,600
                                                                                  ------------          -----------
         * Less weighted average shares already
           included in the historical amounts...................................       (3,354)                   -
                                                                                  ------------          -----------

                                                                                         4,327                7,681
                                                                                  ============          ===========

Item b.  ELECTION OF DIRECTOR

On January 6, 1998, the Board of Directors of Public Storage, Inc. (the "Company") increased the number of authorized directors of the Company from six to seven and elected B. Wayne Hughes, Jr. as a director of the Company. B. Wayne Hughes, Jr., age 38, has been a Vice President - Acquisitions of the Company since 1992. He is the son of B. Wayne Hughes.

                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           Public Storage, Inc.

Date:  January 12, 1998                    By:  /s/ John Reyes
                                                --------------
                                                    John Reyes
                                                Senior Vice President and
                                                Chief Financial Officer